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PROXY
THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
May 10, 1995

POLICY MANAGEMENT SYSTEMS CORPORATION
ONE PMS CENTER
BLYTHEWOOD, SOUTH CAROLINA  29016

The undersigned hereby appoints Roy L. Faulks and John P. Seibels proxies with full power of substitution and revocation to vote on the undersigned's behalf at the Annual Meeting of the Stockholders of Policy Management Systems Corporation, to be held at 11:00 a.m., May 10, 1995, in the offices of the Company, One PMS Center, Blythewood, South Carolina, and at all adjournments thereof, upon all business as may properly come before the Meeting, including the following as more fully described in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED BELOW. IF NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, IN FAVOR OF THE PROPOSED AMENDMENTS TO THE POLICY MANAGEMENT SYSTEMS CORPORATION 1989 STOCK OPTION PLAN AND OF THE PERFORMANCE GOAL COMPONENTS THEREIN, AND IN FAVOR OF THE POLICY MANAGEMENT SYSTEMS CORPORATION EMPLOYEE STOCK PURCHASE PLAN. THIS PROXY IS REVOCABLE ANY TIME PRIOR TO ITS USE.

1.  ELECTION OF DIRECTORS

    FOR all nominees named below (except WITHHOLD AUTHORITY to vote for as marked to the contrary below) all nominees named below

    NOMINEES:  (1) Dr. John M. Palms; (2) Joseph D. Sargent; (3)
G. Larry Wilson; (4) Joe M. Henson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

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2.  RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND
    as independent auditors FOR THE COMPANY

    FOR     AGAINST     ABSTAIN

3.  APPROVAL OF THE AMENDMENTS TO POLICY MANAGEMENT SYSTEMS
    CORPORATION 1989 STOCK OPTION PLAN AND OF THE
    PERFORMANCE GOAL COMPONENTS

    FOR     AGAINST     ABSTAIN

4.  APPROVAL OF THE POLICY MANAGEMENT
    SYSTEMS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

    FOR     AGAINST     ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


Date
X

(Signature should agree with name on stock, as shown hereon.
Officers, fiduciaries, etc., so indicate. When shares are held in the names of more than one person, each person should sign the proxy.)